Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

STRONGHOLD DIGITAL MINING, INC.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c)	10,000,000(3)	$1.01(4)	$10,100,000.00	0.00011020	$1,113.02(5)
	Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$10,100,000.00		$1,113.02(5)
Total Fees Previously Paid								$1,113.02(5)
Total Fee Offsets								$0.00
Net Fee Due								$0.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
This registration statement registers 10,000,000 shares of Class A common stock for resale by the selling stockholder. This registration statement was initially filed with the Securities and Exchange Commission (“SEC”) on October 13, 2022 as a Registration Statement on Form S-1 (File No. 333-267869) registering 10,000,000 shares of Class A common stock (the “Initial Registration Statement”), at which time a filing fee based on a bona fide estimate of the maximum offering price, computed in accordance with Rule 457 under the Securities Act, was paid as described in note 4 below.

(3)
Comprised of (i) 2,274,350 shares of Class A common stock that may be sold by the selling stockholder named herein, (ii) 2,725,650 shares of Class A common stock that may be sold by the selling stockholder named herein that are issuable upon the exercise of the Pre-Funded Warrants (as defined in the registration statement), and (iii) 5,000,000 shares of Class A common stock that may be sold by the selling stockholder named herein that are issuable upon the exercise of the Armistice Warrants (as defined in the registration statement).

(4)
Estimated in connection with the filing of the Initial Registration Statement solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A common stock as reported on The Nasdaq Capital Market on October 10, 2022.

(5)	The registration fee was previously paid by the registrant in connection with the prior filing of the Initial Registration Statement.